As filed with the Securities and Exchange Commission on April 28, 2011 Registration No. 333-169732

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                AMENDMENT 3 TO
                                   FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ORIGINAL SOURCE ENTERTAINMENT, INC.
            (Exact name of Registrant as specified in its charter)

           Nevada                            2741                     27-0863354
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)       Classification Code)       Identification No.)

                     8201 South Santa Fe Drive #229
                      Littleton, Colorado  80120
                       Telephone: 303-495-3728
                   (Address and telephone number of
               Registrant's principal executive offices)

                            Lecia L. Walker
                   Original Source Entertainment, Inc.
                     8201 South Santa Fe Drive #229
                      Littleton, Colorado  80120
                       Telephone: 303-495-3728
               (Name, address, including zip code, and
        telephone number, including area code, of agent for service)

With copies to:
                            Jody M. Walker
                           Attorney at Law
                        7841 S. Garfield Way
                      Centennial, Colorado 80122
                      Telephone: (303)850-7637
                      Facsimile: (303)482-2731

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.

Large accelerated filer [ ]      Accelerated filer         [ ]
Non-accelerated filer   [ ]     Smaller reporting company  [x]

                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED     AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM    REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE       FEE
                                    PER SHARE      OFFER PRICE
Common Stock(1)       10,000,000     $ .05          $500,000     $35.65
Common Stock(2)        1,500,000     $ .05            75,000       5.35
                      ----------                    --------     ------
Total                 11,500,000                    $575,000     $41.00

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2) Represents common stock being sold on behalf of selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          Explanatory Note

This registration statement relates to the public offering by the registrant contemplated by the registration statement on Form S-1, registration number 333-169732 and is being filed for the sole purpose of updating the legal opinion regarding the common shares being registered in the offering. The contents of registration statement no. 333-169732, including amendments are hereby incorporated herein by reference.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Original Source Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Littleton, State of Colorado on the 28th day of April, 2011

Original Source Entertainment, Inc.

By: /s/ Lecia L. Walker
    -------------------
    Lecia L. Walker, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Lecia L. Walker                    Dated: April 28, 2011
     ----------------------
     Lecia L. Walker, CEO, CFO
         Controller, Director

By:  /s/E. Lynn Atwood                     Dated: April 28, 2011
     ----------------------
     E. Lynn Atwood, Director

Exhibit          Description
-------          -----------
   3    Articles of Incorporation, amendments to and By-Laws
incorporated by reference to Form S-1 filed November October 4, 2010
   5   Consent and Opinion of Jody M. Walker, Attorney at Law,
        regarding the legality of the securities being registered
  10   License and Assignment Agreement dated August 21, 2009
incorporated by reference to Form S-1 filed November October 4, 2010
  11   Statement of Computation of Per Share Earnings
        This Computation appears in the Financial Statements.
  23   Consent of Certified Public Accountant.